Exhibit 99.1

AudioEye Reports Record Fourth Quarter and Full Year 2020 Results

Twentieth Consecutive Period of Record Revenue and MRR

Gross Margins Continue to Expand as Customer Count Grows 370% in Past Year

TUCSON, Ariz. — March 11, 2021 — AudioEye, Inc. (NASDAQ: AEYE), an industry-leading software solution provider delivering website accessibility compliance to businesses of all sizes, reported financial results for the fourth quarter and full year ended December 31, 2020.

AudioEye Interim CEO David Moradi said, “We increased revenue 90% year over year to a record $20.5M for 2020 and ended the year with record MRR of about $1.9M and approximately 32,000 customers. We also expanded our gross margins to 73% in the fourth quarter from 66% in the prior year, underscoring our ability to create leverage in our operations as more customers come online. We have also bolstered our balance sheet by raising over $14M in cash through our ATM program. It is our expectation to generate revenue for the year of $30M - $32M and to turn cash flow positive.”

“Operationally, we have continued to strengthen our senior leadership team by hiring Rob Ulveling as Chief Business Officer, who comes to us from Pinterest, and Zach Okun, formerly of Facebook as Chief Product Officer. We remain excited about the market dynamics of the digital accessibility industry as a whole. We have continued to invest in our differentiated, category-leading platform to ensure that it is not only highly scalable, but that it remains the most robust and transparent solution available. The special combination of terrific market dynamics along with our superior technology and extraordinary team makes us confident that we will continue to grow both MRR and customer count as we further expand margins.”

Fourth Quarter 2020 Financial Results

●	Total revenue increased 57% to a record $5.6M from $3.6M in the same prior year period.

●	Monthly Recurring Revenue (MRR) as of December 31, 2020 increased 54% to a record $1.9M from $1.2M as of December 31, 2019.

●	Gross profit increased to a record $4.1M (73% of total revenue) from $2.4M (66% of total revenue) in the same prior year period. The 74% increase in gross profit was primarily due to increased efficiencies as the Company continues to improve and expand the level of automation.

●	Total operating expenses increased 84% to $7.1M from $3.9M in the same prior year period. A primary driver of the increase was non-cash equity-based compensation costs of $2.1M in Q4 compared to $0.2M in the prior year quarter.

●	Net loss available to common stockholders was $3.0M, or $(0.30) per share, compared to $1.4M, or $(0.16) per share, in the same prior year period.

●	Non-GAAP net loss improved to $0.9M, or $(0.09) per share, compared to the same prior year period of $1.3M, or $(0.14) per share. The non-GAAP earnings and EPS reflects adjustment primarily for stock-based compensation as well as interest expense primarily related to debt issuance.

●	At quarter-end, the Company had $9.1M in cash, compared to $2.0M on December 31, 2019.

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Full Year 2020 Financial Results

●	Total revenue increased 90% to a record $20.5M from $10.8M in 2019.

●	Gross profit increased 128% to $14.5M (71% of total revenue) from $6.4M (59% of total revenue) in 2019.

●	Total operating expenses increased 53% to $21.6M from $14.2M in 2019. The increase in total operating expenses was primarily due to increases in sales and marketing expenses and higher non-cash equity compensation costs.

●	Net loss available to common stockholders was $7.2M, or $(0.77) per share, compared to $7.8M, or $(0.97) per share, in 2019.

●	Non-GAAP net loss improved to $2.6M, or $(0.28) per share, compared to $6.6M, or $(0.81) per share, in 2019.

●	The non-GAAP earnings and EPS reflects adjustment primarily for stock-based compensation, severance expenses and interest expense, which mainly includes expense related to debt issuance.

Operational Updates

●	Continued to grow client roster with approximately 32,000 customers as of December 31, 2020 representing growth of 370% over the end of 2019.

●	Strengthened the Company’s leadership by adding Rob Ulveling and Zach Okun to the team.
●	Sachin Barot, CFO, will be leaving the Company to pursue other business opportunities. Mr. Barot’s employment agreement expires on May 15, 2021 and he will be transitioning out of the Company accordingly.

●	In February, the Company announced its next generation platform to further enhance scalability and transparency for clients. The platform uses advanced artificial intelligence and human assisted technology by certified remediation and subject matter experts.

●	As of March 5, 2021, the Company has raised over $14M in cash from the ATM program announced on February 12, 2021.

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Financial Outlook

The Company is reiterating its previously stated full-year revenue guidance range of $30M to $32M. Subject to ongoing economic conditions, management expects the Company to grow MRR, increase gross margins and turn cash flow positive in 2021. The Company remains confident in its long-term growth prospects as well as the opportunities in the digital accessibility industry.

Conference Call Information

AudioEye management will hold a conference call today, March 11, 2021 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

AudioEye management will host the call, followed by a question-and-answer period.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will also be webcast live and available for replay, which will be accessible via the investor relations section of the company’s website. The audio recording will remain available via the investor relations section of the company’s website for 90 days.

A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern time on the same day through March 18, 2021.

Toll-free replay number: (844) 512-2921

International replay number: (412) 317-6671

Replay ID: 13715260

About AudioEye

AudioEye is an industry-leading digital accessibility platform delivering trusted ADA and WCAG accessibility compliance at scale. Through patented technology, subject matter expertise and proprietary processes, AudioEye is eradicating all barriers to digital access, helping content creators get accessible, and supporting them with ongoing advisory and automated upkeep. Trusted by the FCC, ADP, SSA, Samsung, and more, AudioEye helps everyone identify and resolve issues of accessibility and enhance user experiences, automating digital accessibility for the widest audiences. AudioEye stands out among its competitors because it delivers a transparent and human-in-the loop machine learning accessibility remediations without fundamental changes to website architecture. The Company also provides source code audits, browser-based tools, and continuous accessibility monitoring. Join our movement at www.audioeye.com.

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Forward-Looking Statements

Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding anticipated contributions from new sales channels, long-term growth prospects, opportunities in the digital accessibility industry, our revenue range guidance, and our expectation that we will grow MRR, increase gross margins and turn cash flow positive in 2021. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; risks associated with our new platform and sales channels; product development and technological changes; the acceptance of AudioEye’s products in the marketplace by existing and potential future customers; competition; general economic conditions; and uncertainties regarding the impact on our business and the overall economy from the coronavirus (COVID-19) outbreak. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission (the “SEC”), including AudioEye’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020 and in subsequent filings with the SEC. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

About Key Operating Metrics

We consider monthly recurring revenue (“MRR”) as a key operating metric and a key indicator of our overall business. We also use MRR as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations; and (ii) as a performance metric for certain executive stock-based compensation awards.

We define MRR as the sum of (i) for our enterprise sales channel, the total of the average monthly recurring fee amount under each active paid contract at the date of determination, plus (ii) for our partner and marketplace channel, the recognized recurring monthly fee amount for all paying customers at the date of determination, in each case, assuming no changes to the subscription and without taking into account any usage above the subscription or recurring revenue base, if any, that may be applicable to such subscription. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are cancelable, which may impact future MRR. MRR excludes revenue from our PDF remediation services and Mobile App report business.

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Use of Non-GAAP Financial Measures

From time to time, we review adjusted financial measures that assist us in comparing our operating performance consistently over time, as such measures remove the impact of certain items, as applicable, such as our capital structure (primarily interest charges), items outside the control of the management team (taxes), and expenses that do not relate to our core operations, including transaction-related expenses and other costs that are expected to be non-recurring, such as severance related to strategic shift. In order to provide investors with greater insight and allow for a more comprehensive understanding of the information used in our financial and operational decision-making, the Company has supplemented the information presented on a GAAP basis in this press release with the following non-GAAP financial measures: Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Company results as reported under GAAP. The Company compensates for such limitations by relying primarily on our GAAP results and using non-GAAP financial measures only as supplemental data. We also provide a reconciliation of non-GAAP to GAAP measures used. Investors are encouraged to carefully review this reconciliation. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

We define: (i) Non-GAAP earnings (loss) as net income (loss), less non-cash valuation adjustments to liabilities, plus interest expense, plus stock-based compensation expense and plus certain severance expense; and (ii) Non-GAAP earnings (loss) per diluted share as net income (loss) per diluted common share, less non-cash valuation adjustments to liabilities, plus interest expense, plus stock-based compensation expense and plus certain severance expense, each on a per share basis. Non-GAAP earnings per diluted share would include incremental shares in the share count that are considered anti-dilutive in a GAAP net loss position. However, no incremental shares apply when there is a Non-GAAP loss per diluted share, as is the case for the periods presented in this press release.

Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share are used to facilitate a comparison of our operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. All of the items adjusted in the Non-GAAP earnings (loss) to net loss and the related per share calculations are either recurring non-cash items, or items that management does not consider in assessing our on-going operating performance. In the case of the non-cash items, such as stock-based compensation expense and valuation adjustments to assets and liabilities, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are expected to be less susceptible to variances in actual performance resulting from expenses that do not relate to our core operations and are more reflective of other factors that affect operating performance. In the case of items that do not relate to our core operations, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

Non-GAAP earnings (loss) is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities, despite the advantages regarding the use and analysis of these measures as mentioned above. Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share, as disclosed in this press release, have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP; nor are these measures intended to be measures of liquidity or free cash flow for our discretionary use.

To properly and prudently evaluate our business, we encourage readers to review the GAAP financial statements included elsewhere in this press release, and not rely on any single financial measure to evaluate our business. Reconciliations of Non-GAAP earnings (loss) to net loss, the most directly comparable GAAP-based measure, as well as Non-GAAP earnings (loss) per diluted share to net loss per diluted share, the most directly comparable GAAP-based measure, are included in this press release. We strongly urge readers to review these reconciliations, along with the consolidated financial statements included elsewhere in this press release.

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We manage customers through two primary channels, Enterprise and Partner and Marketplace. Enterprise channel consists of our larger customers and organizations, including those with non-platform custom websites, who generally engage directly with AudioEye sales personnel for custom pricing and solutions. This channel also includes federal, state and local government agencies. The Partner and Marketplace channel consists of our CMS partners, platform & agency partners, authorized resellers and our marketplace. This channel serves small and medium sized businesses who are on a partner or reseller’s web-hosting platform or who purchase an AudioEye solution from our marketplace.

Corporate Contact:

AudioEye, Inc.

Dr. Carr Bettis, Executive Chairman

cbettis@audioeye.com

Investor Contact:

Matt Glover or Tom Colton

AEYE@gatewayir.com

(949) 574-3860

-Financial Tables to Follow-

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AUDIOEYE, INC.
STATEMENTS OF OPERATIONS (unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share data)	2020	2019	2020	2019
Revenue	$5,590	$3,567	$20,475	$10,765

Cost of revenue	1,483	1,213	5,961	4,406

Gross profit	4,107	2,354	14,514	6,359

Operating expenses:
Selling and marketing	2,921	1,451	8,472	5,708
Research and development	430	194	1,230	636
General and administrative	3,759	2,209	11,945	7,833
Total operating expenses	7,110	3,854	21,647	14,177

Operating loss	(3,003)	(1,500)	(7,133)	(7,818)

Other income (expense):
Other income	-	12	-	12
Change in fair value of warrant liability	-	99	120	99
Interest expense	(4)	(37)	(145)	(76)
Total other income (expense)	(4)	74	(25)	35

Net loss	(3,007)	(1,426)	(7,158)	(7,783)

Dividends on Series A Convertible Preferred Stock	(12)	(13)	(51)	(52)

Net loss available to common stockholders	$(3,019)	$(1,439)	$(7,209)	$(7,835)

Net loss per common share-basic and diluted	$(0.30)	$(0.16)	$(0.77)	$(0.97)

Weighted average common shares outstanding-basic and diluted	10,045	8,877	9,313	8,107

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AUDIOEYE, INC.

BALANCE SHEETS

DECEMBER 31, 2020 AND 2019

	December 31,
(in thousands, except per share data)	2020	2019
ASSETS
Current assets:
Cash	$9,095	$1,972
Accounts receivable, net of allowance for doubtful accounts of $79 and $63, respectively	5,096	2,958
Unbilled receivables	-	160
Deferred costs, short term	152	183
Debt issuance costs, net	-	137
Prepaid expenses and other current assets	288	198
Total current assets	14,631	5,608

Property and equipment, net of accumulated depreciation of $209 and $124, respectively	91	156
Right of use assets	617	827
Deferred costs, long term	77	145
Intangible assets, net of accumulated amortization of $4,328 and $3,710, respectively	2,137	1,715
Goodwill	701	701
Total assets	$18,254	$9,152

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,190	$973
Finance lease liabilities	49	52
Operating lease liabilities	229	209
Warrant liability	-	120
Deferred revenue	6,328	5,372
Term loan, short term	219	-
Total current liabilities	9,015	6,726

Long term liabilities:
Finance lease liabilities	12	52
Operating lease liabilities	427	655
Deferred revenue	83	153
Term loan, long term	1,083	-
Total liabilities	10,620	7,586

Stockholders' equity:
Preferred stock, $0.00001 par value, 10,000 shares authorized
Series A Convertible Preferred stock, $0.00001 par value, 200 shares authorized, 90 and 105 shares issued and outstanding as of December 31, 2020 and 2019, respectively	1	1
Common stock, $0.00001 par value, 50,000 shares authorized, 10,130 and 8,877 shares issued and outstanding as of December 31, 2020 and 2019, respectively	1	1
Additional paid-in capital	64,716	51,490
Accumulated deficit	(57,084)	(49,926)
Total stockholders' equity	7,634	1,566
Total liabilities and stockholders' equity	$18,254	$9,152

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AUDIOEYE, INC.
RECONCILIATIONS OF GAAP to NON-GAAP FINANCIAL MEASURES (unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share data)	2020	2019	2020	2019
Non-GAAP Earnings (Loss) Reconciliation
Net loss (GAAP)	$(3,007)	$(1,426)	$(7,158)	$(7,783)
Non-cash valuation adjustments to liabilities	-	(99)	(120)	(99)
Interest expense	4	37	145	76
Stock-based compensation expense	2,134	219	4,138	1,216
Severance expense (1)	-	-	360	-
Non-GAAP loss	$(869)	$(1,269)	$(2,635)	$(6,590)

Non-GAAP Earnings (Loss) per Diluted Share Reconciliation
Net loss per common share (GAAP) — diluted	$(0.30)	$(0.16)	$(0.77)	$(0.97)
Non-cash valuation adjustments to liabilities	-	(0.01)	(0.01)	(0.01)
Interest expense	-	-	0.02	0.01
Stock-based compensation expense	0.21	0.03	0.44	0.16
Severance expense (1)	-	-	0.04	-
Non-GAAP loss per diluted share (2)	$(0.09)	$(0.14)	$(0.28)	$(0.81)
Diluted weighted average shares (3)	10,045	8,877	9,313	8,107

(1)	Represents severance expense associated with the move of our technology center to Portland, Oregon, and is exclusive of accrued vacation paid upon termination of employment.

(2)	Non-GAAP earnings per adjusted diluted share for our common stock is computed using the more dilutive of the two-class method or the if-converted method.

(3)	The number of diluted weighted average shares used for this calculation is the same as the weighted average common shares outstanding share count when the Company reports a GAAP and non-GAAP net loss.

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